Exhibit 99.1

FORM OF RESTRICTED STOCK UNIT AWARD AGREEMENT

(TIME VESTED AND DOUBLE TRIGGER)

RESTRICTED STOCK UNIT AWARD AGREEMENT UNDER THE DREAMWORKS ANIMATION SKG, INC. AMENDED AND RESTATED 2008 OMNIBUS INCENTIVE COMPENSATION PLAN, dated as of «Month» «Day», «Year», between DreamWorks Animation SKG, Inc., a Delaware corporation (the “Company”), and «First» «Last».

This Restricted Stock Unit Award Agreement (the “Award Agreement”) sets forth the terms and conditions of an award of «Restricted_Shares» restricted stock units (the “Award”) that are subject to the terms and conditions specified herein (“RSUs”) and that are granted to you under the DreamWorks Animation SKG, Inc. Amended and Restated 2008 Omnibus Incentive Compensation Plan (the “Plan”). This Award constitutes an unfunded and unsecured promise of the Company to deliver (or cause to be delivered) to you, subject to the terms of this Award Agreement, a share of the Company’s Class A Common Stock, $0.01 par value (a “Share”), as set forth in Section 3 below.

THIS AWARD IS SUBJECT TO ALL TERMS AND CONDITIONS OF THE PLAN AND THIS AWARD AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE DISPUTE RESOLUTION PROVISIONS SET FORTH IN SECTION 10. BY SIGNING YOUR NAME BELOW, YOU WILL HAVE CONFIRMED YOUR ACCEPTANCE OF THE TERMS AND CONDITIONS OF THIS AWARD AGREEMENT.

SECTION 1. The Plan. This Award is made pursuant to the Plan, all the terms of which are hereby incorporated in this Award Agreement. In the event of any conflict between the terms of the Plan and the terms of this Award Agreement, the terms of this Award Agreement shall govern. Except as explicitly set forth in this Award Agreement, in the event of any conflict between the terms of this Award Agreement and the terms of any individual employment agreement between you and the Company or any of its Affiliates (an “Employment Agreement”), the terms of your Employment Agreement will govern.

SECTION 2. Definitions. Capitalized terms used in this Award Agreement that are not defined in this Award Agreement have the meanings as used or defined in the Plan. As used in this Award Agreement, the following terms have the meanings set forth below:

“Business Day” means a day that is not a Saturday, a Sunday or a day on which banking institutions are legally permitted to be closed in the City of New York.

“Cause” (a) shall have the meaning set forth in your Employment Agreement or (b) if there is no definition set forth in your Employment Agreement or if you do not have an Employment Agreement, shall mean the occurrence of any of the following events:

(i) your fraud, misappropriation, embezzlement or misuse of funds or property belonging to the Company;

(ii) your failure, following notice from the Company, to substantially perform your duties to the Company (other than as a result of incapacity due to physical or mental illness);

(iii) your conviction of, or entry of a plea of guilty or nolo contendre to, a felony or a crime involving moral turpitude;

(iv) any willful act, or failure to act, by you in bad faith to the material detriment of the Company; or

(v) your material non-compliance with established Company policies and guidelines (after which you have been informed in writing of such policies and guidelines and you have failed to cure such non-compliance).

“Change of Control” shall have the meaning set forth in the Plan. Notwithstanding the definition of Change of Control in your Employment Agreement, the definition set forth in the Plan shall govern this Award.

“Good Reason” shall mean the occurrence of any of the following events without your written consent:

(i) a material reduction in your aggregate annual compensation as in effect immediately prior to such reduction; provided, however, that this Award and any other special retention award shall be excluded from the determination of your aggregate annual compensation for this purpose;

(ii) a material diminution in your duties;

(iii) the Company directs or requires that your principal place of business be anywhere other than the Los Angeles area; or

(iv) a change in your reporting relationship such that you are required or directed report to any person other than (A) the person who then holds the position to which you reported immediately prior to the change or (B) an officer of the Company of a higher level than the person described in the immediately preceding clause (A).

For the avoidance of doubt, notwithstanding any definition of Good Reason set forth in your Employment Agreement, the immediately preceding definition shall apply for all purposes of this Award.

“Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and other interpretive guidance promulgated thereunder, as in effect from time to time.

“Settlement Date” means the date on which you become entitled to delivery of Shares in settlement of the RSUs subject to this Award Agreement, as provided in Section 3(a) or 3(b) of this Award Agreement.

SECTION 3. Vesting and Settlement. (a) Regularly Scheduled Settlement. (i) On each Settlement Date set forth below, you shall become entitled to delivery of Shares in settlement of the number of RSUs that corresponds to such Settlement Date, as specified in the chart below, provided that you must be actively employed by the Company or an Affiliate on the relevant Settlement Date, except (A) as otherwise determined by the Committee in its sole discretion, (B) as set forth in Section 3(a)(ii) or (iii) below or (C) as otherwise provided in your Employment Agreement.

Scheduled Settlement Date	Aggregate Percentage Settled	Aggregate Number of Restricted Stock Units Settled
«Settlement_Date_1»	33.3%	«RSU1»
«Settlement_Date_2»	66.6%	«RSU2»
«Settlement_Date_3»	100.0%	«RSU3»

(ii) In the event that, prior to the final Settlement Date, you commence an unpaid leave of absence in accordance with the Company’s policies as in effect from time to time, your RSUs will remain outstanding pursuant to the terms of this Section 3(a)(ii). Solely for purposes of this Award Agreement, your employment with the Company and its Affiliates will be deemed to continue until the earlier of (A) the six-month anniversary of the date that your unpaid leave of absence began and (B) March 15 of the year following the year in which your unpaid leave of absence began (the earlier of such dates, the “Final Return Date”). Therefore, any RSUs that are outstanding on the date your unpaid leave of absence began will remain outstanding until the Final Return Date and, if a Settlement Date occurs during that period, will be settled on the relevant Settlement Date. If you return to active employment prior to the Final Retention Date, your unsettled RSUs will remain outstanding following that date in accordance with their terms. In the event that you do not return to active employment with the Company or its Affiliates prior to the Final Return Date, then except as set forth in your Employment Agreement or as otherwise determined by the Committee in its discretion, your rights with respect to all outstanding RSUs will immediately terminate upon the Final Return Date, and you will be entitled to no further payments or benefits with respect thereto.

(iii) In the event that your employment with the Company is subject to an Employment Agreement, and prior to the expiration or termination of such Employment Agreement, the Company determines that you shall no longer be required to perform services for the Company or its Affiliates as specified in your Employment Agreement even though your Employment Agreement will remain in effect until its scheduled expiration date, then provided that you continue to comply with the terms of your Employment Agreement, solely for purposes of Sections 3 and 4 of this Award Agreement, you will be deemed to remain employed until the earlier of (A) the scheduled expiration date of your Employment Agreement and (B) March 15 of the year following the year in which you ceased to perform services for the Company and its Affiliates. Upon the earlier of the events described in clauses (A) and (B) of the immediately preceding sentence, your employment with the Company and its Affiliates will be deemed to terminate, and your rights with respect to any RSUs the Settlement Date of which has not yet occurred will terminate, and you will be entitled to no further payments or benefits with respect thereto. For the avoidance of doubt, in no event will the scheduled expiration of your Employment Agreement be deemed to be a termination of your employment without Cause or for Good Reason for purposes of Section 3(b) of this Award Agreement.

(b) Settlement following a Change of Control. Except as explicitly set forth in this Section 3(b) or Section 3(d) below, notwithstanding any provision of your Employment Agreement to the contrary, in the event of a Change of Control, all unvested RSUs shall remain unvested and shall continue to vest in accordance with their terms, without regard to the occurrence of the Change of Control. Subject to the procedures set forth herein, if, during the one-year period following a Change of Control, your employment is terminated by the Company without Cause or you terminate your employment for Good Reason, then the date of such termination will be deemed to be the Settlement Date of any then outstanding RSUs. All outstanding RSUs will be settled not later than the tenth (10th) day following the date of termination of your employment. Notwithstanding any provision of this Award Agreement to the contrary, you will not be entitled to terminate your employment for Good Reason for purposes of this Award Agreement as the result of any event specified in the definition thereof unless, within ninety (90) days following the occurrence of such event, you give the Company written notice of the occurrence of such event, which notice sets forth the exact nature of the event and the conduct required to cure such event. The Company shall have thirty (30) days from the receipt of such notice within which to cure (such period, the “Cure Period”). If, during the Cure Period, such event is remedied, then you will not be permitted to terminate your employment for Good Reason as a result of such event. If, at the end of the Cure Period, the event that constitutes Good Reason has not been remedied, you will be entitled to terminate your employment for Good Reason during the sixty (60) day period that follows the end of the Cure Period.

(c) Delivery of Shares. On each Settlement Date, the Company shall deliver to you one Share for each RSU that is scheduled to be settled on such date in accordance with the terms of this Award Agreement.

(d) Change of Control under the Plan. For the avoidance of doubt, pursuant to Section 8 of the Plan, in the event of a Change of Control, unless provision is made in connection with such Change of Control for (i) assumption of such outstanding RSUs or (ii) substitution for such RSUs of new restricted stock units covering stock of a successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code) or “subsidiary corporation” (as defined in Section 424(f) of the Code) with appropriate adjustments as to the number and kinds of shares that preserve the material terms and conditions of such outstanding RSUs as in effect immediately prior to the Change of Control (including, without limitation, with respect to the vesting schedules, the intrinsic value of the RSUs as of the Change of Control and transferability of the shares underlying such RSUs), all such RSUs shall accelerate vesting as of immediately prior to such Change of Control, in which case, all outstanding RSUs will be settled not later than the tenth (10th) day following the date of such Change of Control. Notwithstanding the foregoing, in the event that payment of any amount that would otherwise be paid pursuant to the immediately preceding sentence would result in a violation of Section 409A, then your rights to payment of such amount will become vested pursuant to such proviso and the amount of such payment shall be determined as of the Change of Control, but such amount shall not be paid to you until the earliest time permitted under Section 409A.

SECTION 4. Forfeiture of RSUs. Unless the Committee determines otherwise, and except as otherwise provided in Section 3 of this Award Agreement or in your Employment Agreement, if the Settlement Date with respect to any RSUs awarded to you pursuant to this Award Agreement has not occurred prior to the date on which your employment with the Company and its Affiliates terminates, your rights with respect to such RSUs shall immediately terminate, and you will be entitled to no further payments or benefits with respect thereto.

SECTION 5. Voting Rights; Dividend Equivalents. Prior to the date on which Shares are delivered to you in settlement of RSUs pursuant to this Award Agreement, you shall not be entitled to exercise any voting rights with respect to the Shares underlying such RSUs and shall not be entitled to receive dividends or other distributions with respect to such Shares.

SECTION 6. Non-Transferability of RSUs. Unless otherwise provided by the Committee in its discretion, RSUs may not be sold, assigned, alienated, transferred, pledged, attached or otherwise encumbered except as provided in Section 9(a) of the Plan. Any purported sale, assignment, alienation, transfer, pledge, attachment or other encumbrance of RSUs in violation of the provisions of this Section 6 and Section 9(a) of the Plan shall be void.

SECTION 7. Withholding, Consents and Legends. (a) Withholding. The delivery of Shares or cash pursuant to Section 3(c) or 3(d) of this Award Agreement, as the case may be, is conditioned on satisfaction of any applicable withholding taxes in accordance with Section 9(d) of the Plan. In the event that there is withholding tax liability in connection with the settlement of RSUs, you may satisfy, in whole or in part, any withholding tax liability by having the Company withhold from the number of Shares you would be entitled to receive upon settlement of the RSUs, a number of Shares having a Fair Market Value (which shall either have the meaning set forth in the Plan or shall have such other meaning as determined by the Company in accordance with applicable withholding requirements) equal to such withholding tax liability.

(b) Consents. Your rights in respect of the RSUs are conditioned on the receipt to the full satisfaction of the Committee of any required consents that the Committee may determine to be necessary or advisable (including, without limitation, your consenting to the Company’s supplying to any third-party recordkeeper of the Plan such personal information as the Committee deems advisable to administer the Plan).

(c) Legends. The Company may affix to certificates for Shares issued pursuant to this Award Agreement any legend that the Committee determines to be necessary or advisable (including to reflect any restrictions to which you may be subject under any applicable securities laws). The Company may advise the transfer agent to place a stop order against any legended Shares.

SECTION 8. Successors and Assigns of the Company. The terms and conditions of this Award Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns.

SECTION 9. Committee Discretion. The Committee shall have full and plenary discretion with respect to any actions to be taken or determinations to be made in connection with this Award Agreement, and its determinations shall be final, binding and conclusive.

SECTION 10. Dispute Resolution. (a) Jurisdiction and Venue. Notwithstanding any provision in your Employment Agreement, you and the Company irrevocably submit to the exclusive jurisdiction of (i) the United States District Court for the District of Delaware and (ii) the courts of the State of Delaware for the purposes of any suit, action or other proceeding arising out of this Award Agreement or the Plan. You and the Company agree to commence any such action, suit or proceeding either in the United States District Court for the District of Delaware or, if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the courts of the State of Delaware. You and the Company further agree that service of any process, summons, notice or document by U.S. registered mail to the other party’s address set forth below shall be effective service of process for any action, suit or proceeding in Delaware with respect to any matters to which you have submitted to jurisdiction in this Section 10(a). You and the Company irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Award Agreement or the Plan in (A) the United States District Court for the District of Delaware or (B) the courts of the State of Delaware, and hereby and thereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(b) Waiver of Jury Trial. You and the Company hereby waive, to the fullest extent permitted by applicable law, any right either of you may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Award Agreement or the Plan.

(c) Confidentiality. You hereby agree to keep confidential the existence of, and any information concerning, a dispute described in this Section 10, except that you may disclose information concerning such dispute to the court that is considering such dispute or to your legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute).

SECTION 11. Notice. All notices, requests, demands and other communications required or permitted to be given under the terms of this Award Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three Business Days after they have been mailed by U.S. registered mail, return receipt requested, postage prepaid, addressed to the other party as set forth below:

If to the Company:	DreamWorks Animation SKG, Inc. 1000 Flower Street Glendale, CA 91201 Attention: General Counsel Telecopy :

If to you:	At the address specified in the Company’s records

The parties may change the address to which notices under this Award Agreement shall be sent by providing written notice to the other in the manner specified above.

SECTION 12. Headings. Headings are given to the Sections and subsections of this Award Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Award Agreement or any provision thereof.

SECTION 13. Amendment of this Award Agreement. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Award Agreement prospectively or retroactively; provided, however, that, except as set forth in Section 14(d) of this Award Agreement, any such waiver, amendment, alteration, suspension, discontinuance, cancelation or termination that would materially and adversely impair your rights under this Award Agreement shall not to that extent be effective without your consent (it being understood, notwithstanding the foregoing proviso, that this Award Agreement and the RSUs shall be subject to the provisions of Section 7(c) of the Plan).

SECTION 14. Section 409A. (a) It is intended that the provisions of this Award Agreement comply with Section 409A, and all provisions of this Award Agreement shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A.

(b) Neither you nor any of your creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A) payable under this Award Agreement to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A, any deferred compensation (within the meaning of Section 409A) payable to you or for your benefit under this Award Agreement may not be reduced by, or offset against, any amount owing by you to the Company or any of its Affiliates.

(c) If, at the time of your separation from service (within the meaning of Section 409A), (i) you shall be a specified employee (within the meaning of Section 409A and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A in order to avoid taxes or penalties under Section 409A, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest (except as otherwise provided in your Employment Agreement), on the first business day after such six-month period.

(d) Notwithstanding any provision of this Award Agreement to the contrary, in light of the uncertainty with respect to the proper application of Section 409A, the Company reserves the right to make amendments to this Award Agreement as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A. In any case, you shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on you or for your account in connection with this Award Agreement (including any taxes and penalties under Section 409A), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold you harmless from any or all of such taxes or penalties.

SECTION 15. Counterparts. This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties have duly executed this Award Agreement as of the date first written above.

DREAMWORKS ANIMATION SKG, INC.,

by

Name:
Title:
«FIRST» «LAST»